EXHIBIT 99.2
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
On December 11, 2015, Federal Signal Corporation, a Delaware corporation, and certain of its subsidiaries (the “Company”) entered into a share sale and purchase agreement (the “Sale Agreement”) with Morita Holdings Corporation, a Japanese corporation (“Buyer”), pursuant to which the Company agreed to sell 100% of: the shares of Bronto Skylift Oy Ab, the shares of Bronto Skylift, Inc. and the partnership interests in Bronton Kiinteristot Ky (collectively “Bronto”) to Buyer for €80.0 million in cash (approximately $87 million), subject to certain post-closing working capital and net debt adjustments. Such shares and interests represent 100% of the operations of the Company’s Bronto business.
On January 29, 2016, the Company completed the sale of Bronto to Buyer, initially receiving proceeds of €76 million in cash (approximately $83 million), with the remaining purchase price due to be paid, along with the payment of the working capital and net debt adjustments, by the end of the second quarter of 2016.
Bronto was the only remaining operation in the Company’s Fire Rescue Group. With completion of the sale, the Company will no longer operate the Fire Rescue Group.
The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2014, 2013 and 2012 and unaudited pro forma condensed consolidated balance sheet as of September 30, 2015, which give effect to the sale of Bronto, exclude results from discontinued operations.
The unaudited pro forma condensed consolidated statements of operations and the unaudited pro forma condensed consolidated balance sheet are not intended to represent or be indicative of the consolidated results of operations or financial condition that would have reported had the sale been completed as of the dates presented, and should not be taken as representative of future consolidated results of operations or financial condition.
The unaudited pro forma condensed consolidated statements of operations and the unaudited pro forma condensed consolidated balance sheet are based upon and should be read in conjunction with the historical consolidated financial statements of the Company, and the related notes, as included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

FEDERAL SIGNAL CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014

(in millions, except per share data)	Historical	Pro Forma Adjustments (Note 3)	Pro Forma
Net sales	$918.5	$(139.4)	$779.1
Cost of sales	685.2	(114.8)	570.4
Gross profit	233.3	(24.6)	208.7
Selling, engineering, general and administrative expenses	140.7	(20.7)	120.0
Operating income	92.6	(3.9)	88.7
Interest expense	3.8	(0.2)	3.6
Other expense, net	1.5	0.2	1.7
Income before income taxes	87.3	(3.9)	83.4
Income tax expense	(24.3)	0.6	(23.7)
Income from continuing operations	$63.0	$(3.3)	$59.7
Earnings per share from continuing operations:
Basic	$1.00	$(0.05)	$0.95
Diluted	0.99	(0.05)	0.94
Weighted average shares outstanding:
Basic	62.7	—	62.7
Diluted	63.6	—	63.6
Cash dividends declared per common share	$0.09	$—	$0.09
See notes to unaudited pro forma condensed consolidated financial statements.

FEDERAL SIGNAL CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013

(in millions, except per share data)	Historical	Pro Forma Adjustments (Note 3)	Pro Forma
Net sales	$851.3	$(138.4)	$712.9
Cost of sales	646.2	(109.3)	536.9
Gross profit	205.1	(29.1)	176.0
Selling, engineering, general and administrative expenses	133.8	(20.1)	113.7
Restructuring	0.7	—	0.7
Operating income	70.6	(9.0)	61.6
Interest expense	8.8	0.1	8.9
Debt settlement charges	8.7	—	8.7
Other expense, net	0.1	—	0.1
Income before income taxes	53.0	(9.1)	43.9
Income tax benefit	107.2	1.4	108.6
Income from continuing operations	$160.2	$(7.7)	$152.5
Earnings per share from continuing operations:
Basic	$2.56	$(0.12)	$2.44
Diluted	2.53	(0.12)	2.41
Weighted average shares outstanding:
Basic	62.6	—	62.6
Diluted	63.2	—	63.2
See notes to unaudited pro forma condensed consolidated financial statements.

FEDERAL SIGNAL CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012

(in millions, except per share data)	Historical	Pro Forma Adjustments (Note 3)	Pro Forma
Net sales	$803.2	$(135.1)	$668.1
Cost of sales	613.4	(106.7)	506.7
Gross profit	189.8	(28.4)	161.4
Selling, engineering, general and administrative expenses	136.9	(19.5)	117.4
Restructuring	1.4	—	1.4
Operating income	51.5	(8.9)	42.6
Interest expense	21.4	(0.1)	21.3
Debt settlement charges	3.5	—	3.5
Other expense, net	0.7	0.2	0.9
Income before income taxes	25.9	(9.0)	16.9
Income tax expense	(3.9)	2.5	(1.4)
Income from continuing operations	$22.0	$(6.5)	$15.5
Earnings per share from continuing operations:
Basic	$0.35	$(0.10)	$0.25
Diluted	0.35	(0.10)	0.25
Weighted average shares outstanding:
Basic	62.3	—	62.3
Diluted	62.7	—	62.7
See notes to unaudited pro forma condensed consolidated financial statements.

FEDERAL SIGNAL CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2015

(in millions, except per share data)	Historical	Pro Forma Adjustments (Note 3)		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$66.2	$79.8	(a)(b)	$146.0
Accounts receivable, net of allowances for doubtful accounts of $2.1 and $0.8, respectively	100.0	(18.0)	(b)	82.0
Inventories	124.7	(36.1)	(b)	88.6
Prepaid expenses	9.5	(3.4)	(b)	6.1
Deferred tax assets	7.5	—		7.5
Other current assets	4.3	(1.8)	(b)	2.5
Current assets of discontinued operations	0.6	—		0.6
Total current assets	312.8	20.5		333.3
Properties and equipment, net	68.1	(14.2)	(b)	53.9
Goodwill	261.6	(28.9)	(b)	232.7
Deferred tax assets	15.3	—		15.3
Deferred charges and other assets	3.6	—		3.6
Long-term assets of discontinued operations	1.4	—		1.4
Total assets	$662.8	$(22.6)		$640.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term borrowings and capital lease obligations	$6.5	$—		$6.5
Accounts payable	49.1	(9.7)	(b)	39.4
Customer deposits	11.9	(7.9)	(b)	4.0
Accrued liabilities:				—
Compensation and withholding taxes	23.5	(4.5)	(b)	19.0
Other current liabilities	35.8	(3.4)	(b)(c)	32.4
Current liabilities of discontinued operations	2.6	—		2.6
Total current liabilities	129.4	(25.5)		103.9
Long-term borrowings and capital lease obligations	40.5	—		40.5
Long-term pension and other post-retirement benefit liabilities	55.1	(0.9)	(b)	54.2
Deferred gain	13.1	—		13.1
Other long-term liabilities	22.0	(5.4)	(b)	16.6
Long-term liabilities of discontinued operations	3.5	—		3.5
Total liabilities	263.6	(31.8)		231.8
Stockholders’ equity:
Common stock, $1 par value per share, 90.0 shares authorized, 64.8 shares issued	64.8	—		64.8
Capital in excess of par value	192.4	—		192.4
Retained earnings	267.7	3.1	(f)	270.8
Treasury stock, at cost, 2.6 million shares	(40.9)	—		(40.9)
Accumulated other comprehensive loss	(84.8)	6.1	(d)(e)	(78.7)
Total stockholders’ equity	399.2	9.2		408.4
Total liabilities and stockholders’ equity	$662.8	$(22.6)		$640.2
See notes to unaudited pro forma condensed consolidated financial statements.

FEDERAL SIGNAL CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1 — DESCRIPTION OF THE TRANSACTION
On December 11, 2015, Federal Signal Corporation, a Delaware corporation, and certain of its subsidiaries (the “Company”) entered into a share sale and purchase agreement (the “Sale Agreement”) with Morita Holdings Corporation, a Japanese corporation (“Buyer”), pursuant to which the Company agreed to sell 100% of: the shares of Bronto Skylift Oy Ab, the shares of Bronto Skylift, Inc. and the partnership interests in Bronton Kiinteristot Ky (collectively “Bronto”) to Buyer for €80.0 million in cash (approximately $87 million), subject to certain post-closing working capital and net debt adjustments. Such shares and interests represent 100% of the operations of the Company’s Bronto business.
On January 29, 2016, the Company completed the sale of Bronto to Buyer, initially receiving proceeds of €76 million in cash (approximately $83 million), with the remaining purchase price due to be paid, along with the payment of the working capital and net debt adjustments, by the end of the second quarter of 2016.
Bronto was the only remaining operation in the Company’s Fire Rescue Group. With completion of the sale, the Company will no longer operate the Fire Rescue Group.
2 — BASIS OF PRESENTATION
The unaudited pro forma condensed consolidated statements of operations and the unaudited pro forma condensed consolidated balance sheet have been derived from historical financial information of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.
3 — PRO FORMA ADJUSTMENTS
The pro forma adjustments in the unaudited pro forma condensed consolidated statements of operations represent adjustments to present the operations of the Fire Rescue Group for the years ended December 31, 2014, 2013 and 2012 as a discontinued operation.
The pro forma adjustments in the unaudited pro forma condensed consolidated balance sheet as of September 30, 2015 represent adjustments giving effect to the sale as if the sale had occurred as of September 30, 2015, as follows:

(a)
Represents estimated cash sales proceeds of $88.4 million, translated using the September 30, 2015 foreign currency rate, net of Bronto cash of $8.3 million and direct transaction expenses of $0.3 million.

(b)	Adjustments to eliminate the assets and liabilities of the Fire Rescue Group, reflecting the disposal of net assets of $69.1 million.

(c)	Includes estimated tax accruals of $9.8 million associated with the anticipated gain on disposal.

(d)	Reflects the recognition of $5.5 million of cumulative translation losses attributable to the Fire Rescue Group.

(e)	Represents the recognition of $0.6 million of actuarial losses associated with the defined benefit plan of the Fire Rescue Group.

(f)	Represents pro forma net gain on sale of Bronto of $3.1 million:

(in millions)
Cash proceeds	$88.4
Less:
Net assets sold	69.1
Costs incurred directly attributable to transaction	0.3
Recognition of cumulative translation losses	5.5
Recognition of actuarial losses	0.6
Pro forma net gain before income taxes	12.9
Pro forma income tax expense	(9.8)
Pro forma net gain	$3.1